Exhibit 10.28

PHILADELPHIA ENERGY SOLUTIONS LLC

1735 Market Street, 10th Floor

Philadelphia, Pennsylvania 19103

July    , 2015

[NAME]

VIA EMAIL

Re:          Forfeiture Conditions of PESC Company, LP Interests

Dear [NAME]:

Reference is made to the Incentive Unit Agreement between you and Philadelphia Energy Solutions LLC (the “Company”), dated [    ], 201[ ] (the “Incentive Unit Agreement”), which governs the Incentive Units granted to you in connection with your employment with the Company.  The Incentive Unit Agreement provides that your Incentive Units vest in 20% increments in accordance with a “time-based” schedule set forth therein and in full upon a Qualified IPO and that, upon vesting, the forfeiture restrictions on the Incentive Units will lapse.  The forfeiture restrictions on the Incentive Units will lapse upon the effective date of the registration statement filed by Philadelphia Energy Solutions Inc. (“PES Inc.”) for the initial public offering of its class A common stock (the “IPO”) and as of that time the terms of the Incentive Unit Agreements will no longer apply and that agreement will have no further force or effect.

In connection with the IPO, you agree that your Incentive Units will be contributed (the “Contribution”) to PESC Company, LP (“PESC”) pursuant to a contribution agreement (the “Contribution Agreement”) and you will receive in exchange for those units certain limited partner units in PESC (“PESC Units”).  The number of PESC Units that you receive in the Contribution will be based on the Company’s IPO valuation.  The PESC Units will be governed by and will be subject to the terms of the Limited Partnership Agreement of PESC (as it may be amended and restated from time to time, the “Partnership Agreement”), the Contribution Agreement and this letter agreement.

For and in consideration of the transactions occurring in connection with the IPO and for other good and valuable consideration, the receipt of which is hereby acknowledged and confirmed, you, the Company and PESC hereby agree that, if you voluntarily resign your employment with the Company without Good Reason prior to the expiration of the Restricted Period (each as defined below), then you will immediately forfeit for no consideration that percentage of your PESC Units that corresponded to the percentage of your Incentive Units that would not have vested prior to the date of your resignation in accordance with the regular time-based vesting provisions of your Incentive Unit Agreement.  In such event, a number of common units in the Company then held by PESC that is equal to the number of forfeited PESC Units will be cancelled by the Company and forfeited by PESC immediately and for no consideration (and, as a result, a corresponding number of shares of class B common stock of PES Inc. then held by PESC will be cancelled by PES Inc. and forfeited by PESC).

For purposes of this letter agreement, the “Restricted Period” means the period beginning at the time of the IPO is completed and ending on earlier of (a) 912 days after the pricing date of the IPO and (b) the date on which Carlyle PES, L.L.C., Carlyle CEOF AIV Investors Holdings, L.P., Carlyle CEMOF AIV Investors Holdings, L.P. and their respective permitted affiliate transferees together own less than 25% of the aggregate voting power in PES Inc., whether directly through the ownership of shares of class A Common Stock of PES, Inc. or indirectly through the ownership of PESC Units.

In the event you dispose of any PESC Units (including through any redemption or exchange) prior to the expiration of the Restricted Period, such dispositions shall be deemed to come first from the portion of your PESC Units that are not subject to the forfeiture restrictions set forth in this letter agreement.

For purposes of this letter agreement, the term “Good Reason” shall have the same meaning as set forth in you employment agreement or severance agreement with Company, as applicable, as such agreement was in effect on the date of the IPO, provided that if on such date you were not a party to such an agreement, then “Good Reason” will mean, without your written consent:  (i) any material diminution in your base salary; (ii) any material diminution in your authority, duties or responsibilities at the Company; or (iii) the Company requiring you to relocate to a primary place of employment that is located more than 50 miles outside of the Philadelphia, Pennsylvania metropolitan area; provided that prior to your termination of employment for Good Reason, you must give written notice to the Company of any Good Reason event within 30 days after you have actual knowledge of the facts or circumstances giving rise thereto and such event must remain uncorrected for 30 days following such written notice.  Any termination for “Good Reason” following such 30 day cure period must occur within 30 days of the expiration of such cure period.

You agree that in connection with the Contribution, you will execute the Contribution Agreement and the Partnership Agreement.  In addition, in connection with the Contribution and your execution of this letter agreement, you will file an election under Section 83(b) of the Internal Revenue Code of 1986 in the form set forth on Exhibit A hereto.

Please confirm your agreement with the foregoing by returning a countersigned copy of this letter agreement to                  at your earliest convenience.

Signature Page Follows

Sincerely,

PESC COMPANY, LP

By:	PESC Company GP, LLC, its general partner

By:
Name:
Title:

and

PHILADELPHIA ENERGY SOLUTIONS LLC

By:
Name:
Title:

Accepted and agreed:

[NAME]

Exhibit A

ELECTION PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned taxpayer is receiving the limited partner units (the “LP Units”) of PESC Company, LP (the “Partnership”) described below in exchange for the contribution to the Partnership of Incentive Units of Philadelphia Energy Solutions LLC held by the taxpayer (the “LLC Units”).  The taxpayer previously made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in the taxpayer’s gross income for the then-current taxable year the amount of any compensation taxable to the taxpayer in connection with the taxpayer’s receipt of the LLC Units.  The taxpayer does not believe the receipt of the LP Units in exchange for the contribution to the Partnership of the taxpayer’s LLC Units is a transfer of property within the meaning of Section 83(a) of the Code.  However, to the extent the receipt of the LP Units is considered to be a transfer of property within the meaning of Section 83(a) of the Code, the taxpayer hereby elects to include in the taxpayer’s gross income for the current taxable year the amount of any compensation taxable to the taxpayer in connection with the taxpayer’s exchange of the LLC Units for the LP Units.

1.             The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name:
Address:

Social Security No.:
Taxable year:	2015

2.             The property with respect to which the election is made is [     ] LP Units.

3.             The date on which the property was transferred is [           ], 2015.

4.             The property is subject to the following restrictions: The LP Units are subject to forfeiture and transfer restrictions contained in agreements between the Partnership and the taxpayer.

5.             The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of the LP Units is $[             ].

6.             The amount (if any) paid for such property is $[             ].

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.  The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: , 20
Taxpayer